UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2014

SOLARIS POWER CELLS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53982	46-3386352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3111 E. Taqhuitz Canyon Way, Palm Springs, California, 92262
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 760-600-5272

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 1, 2014, we entered into a lease agreement (the “Lease”) with Coachella Valley Economic Partnership (the “Lessor”). The Lease replaces the lease dated September 25, 2013 we had with the Lessor. Pursuant to the Lease, we expanded our office space and the facility for the research and development and testing of our future products and we increases our office space for our administration, located at 2901 East Alejo Road, Palm Springs, California. Pursuant to the Lease, we pay monthly rent of $3,456 . The Lease term is month-to-month for a period of 12 months and terminates on April 1, 2015.

For a complete description of all of the terms and conditions of the Lease please refer to the Lease which is filed as exhibit 10.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)                     Exhibits

10.1	Lease Agreement dated April 1, 2014 between Solaris Power Cells, Inc. and Coachella Valley Economic Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARIS POWER CELLS, INC.

By: Vincent A. Palmieri
       Authorized Signatory

April 4, 2014